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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of 3Com Corporation (3Com) of our reports dated June 24, 1996 and August 22, 1996 appearing in the Annual Report on Form 10-K of 3Com for the year ended May 31, 1996 and our report dated June 23, 1997 appearing in the Annual Report on Form 10-K of 3Com for the year ended May 31, 1997. We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus included in the Registration Statement No. 333-23465 of 3Com, which is incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
October 24, 1997